ePlus Common Stock To Be Delisted From NASDAQ
on July 20, 2007

HERNDON, VA – July 19, 2007– ePlus inc. (Nasdaq NGM: PLUS - news) announced today that the Company received a letter, dated July 18, 2007, from the Board of Directors (the “Nasdaq Board”) of The NASDAQ Stock Market LLC (“Nasdaq”), stating that the Nasdaq Board has withdrawn its call for review of the May 10, 2007 decision of the Nasdaq Listing and Hearing Review Council regarding the Company.  Therefore, effective at the opening of business on Friday, July 20, 2007, the Company’s common stock will be delisted from the Nasdaq Global Market.

In withdrawing the call for review, the Nasdaq Board noted that the Company has been out of compliance with Nasdaq Rule 4310(c)(14), which requires the timely filing of reports with the Securities and Exchange Commission (“SEC”), for a period of one year from the final due date of the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2006.  The Company has been working diligently to address the issues related to accounting for stock options granted since its initial public offering.  This review is the sole reason for the Company’s delay in filing its annual report.  In this regard, the Company is finalizing the charges and resulting tax and accounting impact of its historical stock option grants and will expeditiously file its 2006 Form 10-K. The Company is committed to regaining compliance with all filing requirements and obtaining relisting of its common stock on the Nasdaq Global Market as soon as possible.

Following the delisting of the Company’s common stock from the Nasdaq Global Market, the Company expects that its common stock will be quoted in the “Pink Sheets” beginning on Friday, July 20, 2007.  The Company expects that the trading symbol of its common stock will remain the same (PLUS).  Information about the Pink Sheets can be found at its Internet website www.pinksheets.com.

The Company has previously issued several press releases and filed several reports with the SEC including reports on Form 8-K, and investors are encouraged to read these in their entirety for discussion of the delay in the Company’s financial statements filings.

About ePlus:

ePlus empowers customers to maximize productivity, efficiency, and cost savings through the best people, practices, and knowledge in the technology industry.  By providing access to world-class IT products and services, top level manufacturer certifications, flexible lease financing, software, and patented business methods, ePlus delivers the choices and tools for organizations to optimize their IT infrastructure and supply chain processes.  Founded in 1990, ePlus has more than 650 associates in 30+ offices serving more than 2,500 customers.  The company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com/, call 888-482-1122, or email info@eplus.com.

ePlus® and/or other ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.

Note:  Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements".  Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the final determination of the impact of the restatement described above; the results of the Audit Committee’s investigation; the Company’s review, restatement and filing its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal controls; the effects of the delisting of the Company's common stock from the Nasdaq Global Market and the quotation of the Company's common stock in the "Pink Sheets," including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; the timing of our ability to re-apply to list our shares of common stock on the Nasdaq Global Market; the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; the effects of any lawsuits or governmental investigations alleging, among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; the existence of demand for, and acceptance of, our services; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our SEC filings.

All information set forth in this release and its attachments is as of July 19, 2007.  ePlus inc. undertakes no duty to update this information.  More information about potential factors that could affect ePlus inc.’s business and financial results is included in the Company’s Annual Report on Form 10-K for the fiscal years ended March 31, 2005 and March 31, 2004, the Quarterly Report on Form 10-Q for the quarters ended June 30, 2005, September 30, 2005, and December 31, 2005 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the SEC and available at the SEC’s website at http://www.sec.gov/.

Contact:	Kley Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150